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                                                                     EXHIBIT 4.1


NUMBER                           [EAGLE GRAPHIC]                           UNITS

                             NORTHWEST ETHANOL, LLC


This Certifies that _____________________________________ is the owner of
__________________________________________________________Units of the above
Limited Liability Company transferable only on the books of the Limited Liability Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Transfer of these Units is subject to restrictions in the Operating Agreement/Company Agreement/Regulations for this Limited Liability Company.

        The Company will furnish without charge to each Unit holder who so requests, the powers, designations, preferences and relative participation rights of Unit holders and the qualifications, limitations or restrictions of such rights.

        In Witness Whereof, the said Limited Liability Company has caused this Certificate to be signed by its duly authorized Member(s)/Manager(s) and to be sealed with the Seal of the Limited Liability Company.

Dated _______________________



_______________________________                         _______________________
Secretary                                               President

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THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED.
SUCH UNITS MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, PLEDGEE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, ASSIGNMENT OR PLEDGE IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS



        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

        TEN COM     - as tenants in common
        TEN ENT     - as tenants by the entireties
        JT TEN      - as joint tenants with right of survivorship
                      and not as tenants in common

        UNIF GIFT MIN ACT - ........... Custodian ............. (Minor)
          under Uniform Gifts to Minors Act ................... (State)

   For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

______________________________________________________________________
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

______________________________________________________________________________

__________________________________________________________ Units _____________

represented by the within Certificate, and hereby irrevocably constitutes and appoints ___________________________________________________________________
Attorney to transfer the said Units on the books of the within-named Limited Liability Company with full power of substitution in the premises.

Dated, ________________________
                 In presence of             __________________________________


_______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.